LBFoster	News Release

L.B. FOSTER REPORTS SECOND QUARTER OPERATING RESULTS

TAKES CHARGE FOR PRODUCT CLAIM

  RECORD ORDER ENTRY FOR QUARTER

PITTSBURGH, PA, August 8, 2012 – L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for rail, construction, energy and utility markets, today reported its second quarter 2012 operating results highlighted by a record for orders booked during any quarter in its history of $212.3 million.  The Company also announced a $19.0 million pre-tax charge ($1.27 per diluted share) related to a product warranty claim the Company has been investigating since July 2011.

Second Quarter Results

•
Second quarter net sales of $164.9 million decreased by $6.6 million or 3.8% due to a 32.0% decline in Construction segment sales, partially offset by a 14.1% increase in Rail segment sales and a 44.4% increase in Tubular segment sales.

•
Gross profit margin was 7.7%, 720 basis points lower than the prior year, due to the $19.0 million warranty charge recorded in the second quarter to reflect management’s best estimate of the cost it expects to incur to settle a product claim related to concrete railroad ties manufactured in our Grand Island, NE facility that was shut down in February 2011.  Gross profit in the second quarter of 2011 included $4.4 million ($0.26 per diluted share) of unfavorable gross profit adjustments related to the closure of this facility and certain warranty costs.  Excluding concrete tie charges from both second quarter periods would result in gross profit margins of 19.2% in 2012 compared to 17.5% in 2011.

•
Second quarter loss from continuing operations was $3.2 million or $0.31 per diluted share compared to income from continuing operations of $6.2 million or $0.59 per diluted share last year.  Excluding concrete tie charges from both second quarter periods, second quarter earnings from continuing operations per diluted share would have been $0.87 and $0.86 in 2012 and 2011, respectively.

•	Second quarter bookings were $212.3 million compared to $125.3 million last year, an increase of 69.4%. The June 2012 backlog was $255.3 million, 34.4% higher than June 2011.

•
Selling and administrative expense increased by $0.6 million or 3.6%, due principally to the costs related to concrete tie testing as well as increased salaries and benefits expenses.  Approximately $1.2 million ($0.08 per diluted share) of incentive compensation expense was reversed in the second quarter of 2012 as a result of the warranty adjustment.

•	The Company’s income tax rate from continuing operations was 27.3% compared to 30.3% in the prior year.

•
Cash provided from continuing operating activities for the second quarter of 2012 was $5.8 million compared to cash used by continuing operating activities of $5.8 million in the second quarter of 2011.

•
The Company sold the assets and liabilities of its railway load securement business during the second quarter of 2012 to Holland L.P.  The operating results of this division as well as a $3.5 million pre-tax gain on the sale have been classified as discontinued operations.

CEO Comments
Robert P. Bauer, L.B. Foster’s President and Chief Executive Officer, commented,  “For the last three quarters, we have been reporting on the status of the Union Pacific warranty claim involving the performance of concrete ties made at our Grand Island facility between 2006 and 2011.  We have completed sufficient testing and analysis that has helped us better understand Union Pacific’s concern.  In a combined effort, we analyzed ties in Union Pacific track.  In parallel, we conducted more significant forensic analyses of our own.  Based upon our findings, we believe we have discovered conditions that can shorten the life of a concrete tie.  All of this testing, analysis and recent findings, as well as our ability to perform field testing during the second quarter, were critical steps to enable us to uncover and define the scope of the problem and, ultimately, the corrective action plan.  We have taken a $19.0 million charge this quarter to support our corrective action plan.  While we are eager to put this problem behind us, we are also very focused on proceeding in a manner that will satisfy our customers.”

Mr. Bauer went on to say, “It is important to note that our underlying business performance was very good this quarter.  Excluding the charge, diluted EPS from continuing operations would have been $0.87 and our backlog ended the quarter at $255.3 million.  The record bookings this quarter is a reflection of our customer’s confidence in L.B. Foster.  Winning several marquee projects this quarter has raised our confidence in the rail and energy markets.”

Product Warranty Claim
L.B. Foster has taken a warranty charge of $19.0 million.  This charge is based upon the number of ties that do not meet our quality standards and will require replacement.  We believe the conditions causing the quality issues were largely concentrated during a manufacturing period between 2006 and 2007.  In addition to the Union Pacific, we are in the process of handling other customer claims as well.  While the Company is making every effort to satisfy customer concerns, no assurance can be given:
i.	that our customers will agree to our estimates used to settle these claims;
ii.	that we will not have to provide more replacement ties in order to settle these claims, which would result in additional warranty charges;
iii.	regarding the ultimate outcome and cost of potential litigation if these claims are not settled.

Business Segment Highlights
($000)
Rail  Segment
Rail segment sales increased 14.1% driven by strong sales in our core new rail and concrete tie businesses, and the insulated joint product line.  We continue to see rail customers embrace our friction management products which also had a good quarter including strong operating margins in the United States.  We received our largest order ever ($60 million) for an elevated transit system in Honolulu, HI and capital spending by the Class 1 railroads should continue through the year and has contributed to a very strong backlog at our concrete tie manufacturing plants for the remainder of 2012.  The $19.0 million tie adjustment negatively impacted gross profit in 2012.

	2012	2011	Variance
Sales	$101,369	$88,824	14.1%
Gross Profit	$1,798	$13,025
Gross Profit %	1.8%	14.7%

Construction Segment
Construction sales declined 32.0% in the quarter.  This comparison was due principally to the Piling product line, although all construction segment businesses experienced declines.  Our CXT buildings business was up in the quarter compared to the prior two quarters.  The recently announced transportation bill was viewed by most as a 27 month extension of SAFETEA-LU.  Despite the tough market conditions, we were able to keep gross profit margins in line with the prior year period.

	2012	2011	Variance
Sales	$49,624	$73,026	(32.0%)
Gross Profit	$7,416	$11,123
Gross Profit %	14.9%	15.2%

Tubular Segment
Tubular product sales were very strong in the second quarter as end markets in oil & gas and water well applications are driven by energy and agriculture.  The growth in these two sectors should continue in 2012, but at a lower rate than the first half.  Our Birmingham, AL coating facility has implemented a second shift due to the current backlog and our expectation that this sector will remain strong through 2013. Gross profit margins reached 29.0% reflecting considerable leverage on the higher sales and our ability to efficiently run the plants.

	2012	2011	Variance
Sales	$13,949	$9,661	44.4%
Gross Profit	$4,039	$2,487
Gross Profit %	29.0%	25.7%

First Half 2012 Results
•
Net sales for the first six months of 2012 decreased by $6.0 million or 2.1%, due to a 25.2% decline in Construction segment sales, partially offset by a 10.8% increase in Rail segment sales and a 50.8% improvement in Tubular segment sales.

•	Gross profit margin was 12.4%, 240 basis points lower than the prior year period due to the aforementioned concrete tie warranty charge.

•
Selling and administrative expenses increased $2.4 million or 7.6% from the prior year due primarily to concrete tie testing costs as well as salaries and benefits expense, partially offset by the incentive compensation reversal required due to the product claim warranty charge.

•	Income from continuing operations was less than $0.1 million or $0.00 per diluted share compared to $6.8 million or $0.65 per diluted share in 2011.

•	Cash provided from continuing operating activities was $3.5 million for the first half of 2012 compared to $9.6 million of cash used by continuing operating activities in 2011.

L.B. Foster Company will conduct a conference call and webcast to discuss its second quarter 2012 operating results on Wednesday August 8, 2012 at 11:00am ET.  The call will be hosted by Mr. Robert Bauer, President and Chief Executive Officer.  Listen via audio on the L.B. Foster web site: www.lbfoster.com, by accessing the Investor Relations page.  The replay can also be heard via telephone at (888) 843-7419 by entering pass code 33046212#.

This release may contain forward-looking statements that involve risks and uncertainties. Statements that do not relate strictly to historical or current facts are forward-looking. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. Actual results could differ materially from the results anticipated in any forward-looking statement.  Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, an economic slowdown in the markets we serve; a decrease in freight or passenger rail traffic; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; resolution of the product claim and the Inspector General subpoena; and those matters set forth in Item 8, Footnote 21, "Commitments and Contingent Liabilities" and in Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2011, as updated by any subsequent Form 10-Qs.  The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces.  The forward-looking statements contained in this press release are made only as of the date hereof, and the Company assumes no obligation and does not intend to update or revise these statements, whether as a result of new information, future events or otherwise.

Contact:
David Russo	Phone: 412.928.3417	L.B. Foster
	Email: Investors@Lbfosterco.com	415 Holiday Drive
	Website: www.lbfoster.com	Pittsburgh, PA 15220

L.B. FOSTER COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
NET SALES	$164,942	$171,511	$280,905	$286,857

COSTS AND EXPENSES:
Cost of goods sold	152,212	145,945	246,020	244,338
Selling and administrative expenses	16,801	16,210	33,919	31,532
Amortization expense	697	701	1,394	1,398
Interest expense	123	135	263	273
(Gain) loss on joint venture	(309)	(196)	(332)	(283)
Interest income	(94)	(94)	(194)	(150)
Other (income) expense	(122)	(46)	(608)	41
	169,308	162,655	280,462	277,149

(LOSS) INCOME FROM CONTINUING OPERATIONS,
BEFORE INCOME TAXES	(4,366)	8,856	443	9,708

INCOME TAX (BENEFIT) EXPENSE	(1,193)	2,679	427	2,937

(LOSS) INCOME FROM CONTINUING OPERATIONS	(3,173)	6,177	16	6,771

INCOME FROM DISCONTINUED OPERATIONS,
BEFORE INCOME TAXES	3,320	302	3,608	434

INCOME TAX EXPENSE	2,217	106	2,325	153

INCOME FROM DISCONTINUED OPERATIONS	1,103	196	1,283	281

NET (LOSS) INCOME	$(2,070)	$6,373	$1,299	$7,052

BASIC (LOSS) EARNINGS PER COMMON SHARE:
FROM CONTINUING OPERATIONS	$(0.31)	$0.60	$0.00	$0.66
FROM DISCONTINUED OPERATIONS	$0.11	$0.02	$0.13	$0.03
BASIC (LOSS) EARNINGS PER COMMON SHARE	$(0.20)	$0.62	$0.13	$0.69

DILUTED (LOSS) EARNINGS PER COMMON SHARE:
FROM CONTINUING OPERATIONS	$(0.31)	$0.59	$0.00	$0.65
FROM DISCONTINUED OPERATIONS	$0.11	$0.02	$0.13	$0.03
DILUTED (LOSS) EARNINGS PER COMMON SHARE	$(0.20)	$0.61	$0.13	$0.68

AVERAGE NUMBER OF COMMON SHARES	10,121	10,303	10,105	10,294
OUTSTANDING - BASIC

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - DILUTED*	10,121	10,418	10,194	10,410

* Since the Company incurred a loss applicable to common shareholders in the three months ended June 30, 2012 period, the inclusion of dilutive securities in the calculation of weighted average common shares is anti-dilutive and therefore, there is no difference between basic and diluted earnings per share.

L.B. Foster Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2012	2011
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash items	$77,243	$73,727
Accounts and notes receivable:
Trade	92,251	65,819
Other	802	1,934
Inventories	84,742	90,516
Current deferred tax assets	5,386	0
Prepaid income tax	4,173	3,684
Other current assets	2,754	1,768
Current assets of discontinued operations	138	2,545
Total Current Assets	267,489	239,993

OTHER ASSETS:
Property, plant & equipment-net	47,353	47,991
Goodwill	41,237	41,237
Other intangibles - net	41,618	42,871
Investments	3,826	3,495
Other non-current assets	1,398	1,415
Assets of discontinued operations	0	2,892
Total Other Assets	135,432	139,901

	$402,921	$379,894

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities on other long-term debt	$689	$2,384
Accounts payable-trade and other	58,172	49,645
Deferred revenue	5,006	6,833
Accrued payroll and employee benefits	7,138	9,483
Current deferred tax liabilities	0	759
Accrued warranty	25,309	6,632
Other accrued liabilities	11,143	8,134
Current liabilities of discontinued operations	121	862
Total Current Liabilities	107,578	84,732

OTHER LONG-TERM DEBT	38	51
DEFERRED TAX LIABILITIES	11,244	11,708
OTHER LONG-TERM LIABILITIES	13,021	13,588

STOCKHOLDERS' EQUITY:
Class A Common stock	111	111
Paid-in capital	45,499	47,349
Retained earnings	255,937	255,152
Treasury stock	(26,080)	(28,169)
Accumulated other comprehensive loss	(4,427)	(4,628)
Total Stockholders' Equity	271,040	269,815

	$402,921	$379,894

L.B. Foster Company
Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  These financial measures include gross profit margins excluding concrete tie costs and earnings per share from continuing operations excluding concrete tie costs.  The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of these measures excluding certain costs incurred in both 2011 and 2012 related to its Grand Island facility closing as well as warranty and other charges taken related to concrete ties manufactured at this facility.

These non-GAAP financial measures are not a substitute for GAAP financial results and should only be considered in conjunction with Foster’s financial information that is presented in accordance with GAAP. Quantitative reconciliations of the GAAP measures are presented below:

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands except per share amounts)

	Three Months Ended		Six Months Ended
Gross Profit margins excluding concrete tie charges	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net Sales, as reported	$164,942	$171,511	$280,905	$286,857
Cost of Goods Sold, as reported	152,212	145,945	246,020	244,338
Gross Profit, as reported	12,730	25,566	34,885	42,519

Product Warranty Charges, before income tax	19,000	1,427	19,000	1,427
Charges to fulfill customer contractual obligations, before income tax	-	2,976	-	2,976
	19,000	4,403	19,000	4,403

Gross Profit, excluding certain charges	$31,730	$29,969	$53,885	$46,922

Gross Profit percentage, as reported	7.72%	14.91%	12.42%	14.82%
Gross Profit percentage, excluding certain charges	19.24%	17.47%	19.18%	16.36%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Income from Continuing Operations (including diluted earnings per share) excluding concrete tie charges	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

(Loss) Income from Continuing Operations, as reported	$(3,173)	$6,177	$16	$6,771

Product Warranty Charges, net of income tax	12,827	890	12,827	890

Charges to fulfill customer contractual obligations, net of income tax	-	1,857	-	1,857

Incentive compensation, net of income tax	(781)	-	(781)	-

Income from Continuing Operations, excluding certain charges	$8,873	$8,924	$12,062	$9,518

DILUTED (LOSS) EARNINGS PER COMMON SHARE:
FROM CONTINUING OPERATIONS, as reported	$(0.31)	$0.59	$0.00	$0.65
DILUTED EARNINGS PER COMMON SHARE, excluding certain charges	$0.87	$0.86	$1.18	$0.91
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED, as reported	10,121	10,303	10,105	10,294
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED, excluding certain charges	10,191	10,418	10,216	10,410